EXHIBIT 32.1

Certification by the Chief Executive Officer
of
Boardwalk GP, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Boardwalk GP, LLC, hereby certifies, to such officer’s knowledge, that the quarterly report on Form 10-Q for the period ended September 30, 2010, (the "Report") of Boardwalk Pipeline Partners, LP, (the “Partnership”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

October 26, 2010
/s/ Rolf A. Gafvert
Rolf A. Gafvert
President, Chief Executive Officer and Director
(Principal Executive Officer)